UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2017

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code  310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 16, 2017, Generex Biotechnology Corporation (“Generex”) and Emmaus Life Sciences, Inc. (“Emmaus”) entered into a letter of intent (“LOI”) contemplating that Generex will acquire a controlling interest of the outstanding capital stock of Emmaus for a total consideration of $225,000,000 in accordance with the terms and conditions therein (the “Proposed Acquisition”).  The following is a summary of the material terms and conditions of the LOI.

Termination

The LOI will terminate upon the earlier of (i) the mutual written agreement of the parties; (ii) either party notifying the other of the termination of negotiations; (iii) Generex’s failure to pay the first two cash payments described below; or (iv) the parties’ failure to execute and deliver a definitive purchase agreement with 45 days of the execution of the LOI.

Consideration for Proposed Acquisition

Generex will purchase 51% percent of the issued and outstanding common stock of Emmaus (“Emmaus Shares”) at the closing of the Proposed Acquisition (the “Closing”), with an appropriate adjustment in the number of Emmaus Shares to maintain its 51% equity position in the event that any warrants, options or other convertible securities of Emmaus are subsequently exercised.

The purchase price for the Emmaus Shares will consist of $10,000,000 in cash and $215,000,000 worth of shares of Generex’s common stock (“Generex Shares”), which will be valued at $3.80 per share at the Closing, provided that if a material event occurs that increases the fair market value of Generex Shares prior to the Closing, the value attributed to the Generex Shares will be increased to such higher market value up to a maximum of $12.00 per share. This valuation assumes the consummation of a reverse stock split of Generex’s common stock at a 1000 to 1 ratio, and if such reverse stock does not occur or occurs on different terms, the per share price will be adjusted accordingly. The closing price of Generex’s common stock as of January 17, 2017 was $0.0047 per share.

In the event that (i) Emmaus does not receive the approval of the Food and Drug Administration (“FDA”) by July 7, 2017 (unless the approval date is extended by the FDA for administrative reasons beyond Emmaus’ control, in which case such later date of FDA approval shall apply) for its oral pharmaceutical grade L-glutamine treatment for sickle cell anemia and sickle ß0-thalassemia and (ii) additional requirements, including trials and testing, are required for FDA approval, then the foregoing purchase price may be adjusted in proportion to the funding needed from Generex to meet such additional requirements. The adjustment will be effected by Emmaus issuing additional Emmaus Shares to Generex or returning to Generex some of Generex Shares, in either case, in proportion to the amount of the necessary funding. Alternatively, Emmaus has the right to raise the necessary funding by sale of Generex Shares (subject to Generex’s right of first refusal) or issuance of Emmaus shares of common stock.

Generex has paid Emmaus an initial portion of the cash consideration in the amount of $500,000 and will pay Emmaus $1,500,000 within three (3) weeks of January 16, 2017. The $500,000 payment was advanced to Generex and was funded by Joseph Moscato, Generex’s new CEO and Director, and  Lawrence Salvo, Generex’s new Senior Vice President and Director.  Generex does not have any formal arrangement for repayment of the amounts advanced by Mr. Moscato and Mr. Salvo.

In addition, upon signing of a definitive purchase agreement (which the parties anticipate will occur within 45 days of January 16, 2017), Generex will pay Emmaus $2,000,000.  The remaining $6,000,000 of the cash portion of the consideration will be paid at the Closing, which is contemplated to occur within 60 days of January 16, 2017. If the parties do not execute a definitive purchase agreement within such 45-day period or the Closing does not occur within such 60-day period, all cash payments are to be refunded to Generex, plus a breakup fee in the form of warrants to acquire Emmaus capital stock with a market value of $500,000 determined with a strike price corresponding to the Closing valuation of Emmaus at $450 million. The breakup fee shall be payable only if the failure to execute the definitive purchase agreement or close the Proposed Acquisition is not caused by Generex’s breach of its obligations.

Generex will grant Emmaus an option to acquire (or “earn back”) up to 36% of the Emmaus Shares which will be exercisable at an exercise price of $100 per 1% of Emmaus’ capital stock upon Emmaus achieving one of the following conditions (collectively, the “Emmaus Benchmarks”): (i) receiving approval of the FDA by July 7, 2017 (unless the approval date is extended by the FDA for administrative reasons beyond Emmaus’ control, in which case such later date of FDA approval shall apply), for its oral pharmaceutical grade L-glutamine treatment for sickle cell anemia and sickle ß0-thalassemia; or (ii) securing a contractual agreement with a pharmaceutical company to which Emmaus receives an upfront payment from the pharmaceutical company.

Generex will grant Emmaus an option to purchase for cash an additional 5% of Emmaus’ capital stock at a valuation equal to the then current fair market value less a 10% discount, which will be exercisable upon the occurrence of the spin off (described below).

If Emmaus achieves either of the Emmaus Benchmarks, Emmaus will have the option and right of spinning off as a public or private company or filing with the Securities and Exchange Commission (“SEC”) and effectuating a Form S-1 registration statement in accordance with applicable law to “spin off” Emmaus for a listing on a national U.S. stock exchange, without any further consent of Generex, and Generex will cooperate with Emmaus in effectuating the registration statement.

Generex Shares and Emmaus Shares will be issued without registration or qualification.

Definitive Purchase Agreement

The obligations of the parties to consummate the Proposed Acquisition are subject to a number of conditions, including without limitation, the satisfaction of due diligence and the negotiation and execution of a definitive purchase agreement setting forth the terms and conditions of the Proposed Acquisition.  The definitive purchase agreement will include provisions, including without limitation, representations, warranties, covenants, holdback provisions and indemnities that are usual and customary in a transaction of this nature as such may be mutually agreed upon between the parties. Other terms required in the definitive purchase agreement are specified below.

A material requirement of the definitive purchase agreement will be the listing of Generex’s common stock on NASDAQ. Generex will have approximately 4 months from the Closing to receive approval from NASDAQ for an “up-listing” or at least provide Emmaus with documentation that the filing has been made and that NASDAQ is committed to the listing, pending the provision of additional information by Generex. If Generex does not receive approval from NASDAQ for listing within the above timeline (except for reasonable delays not to exceed 30 days in the aggregate), Emmaus will have the right, at its sole discretion, to rescind the Proposed Acquisition. If Generex’s up listing is not consummated by October 31, 2017 (“Final Listing Date”), Emmaus will have the right, at its sole discretion, to rescind the Proposed Acquisition; provided however if the FDA approval date for Emmaus product described above is extended by the FDA for administrative reasons beyond Emmaus’ control, then the Final Listing Date will be delayed for a corresponding period.

The definitive purchase agreement will also include a provision outlining “poison pill” language to thwart any attempt to remove either Dr. Yutaka Niihara (currently CEO of Emmaus) and/or Joseph Moscato during the term of their employment with Generex after the Closing. In addition, prior to Closing, Emmaus’ certificate of incorporation and bylaws will be amended to state that for any matter for which the approval of stockholders representing a majority of outstanding shares is required, the approval of stockholders representing a 55% majority of outstanding shares will be required.

Standstill

Until termination of the parties’ negotiations (but no later than 60 days after the execution of the LOI), Emmaus will abide by customary “stand still” terms, including without limitation, the following:  Emmaus will not enter into nor continue any existing negotiations for any financing, merger or acquisition of Emmaus or its assets, except for obtaining investments from its existing stockholders, investments with other investors (provided Generex will have the right to maintain its 51% ownership as of the Closing without additional consideration in the event additional shares are issued pre-Closing), and discussions regarding licensing Emmaus’ technology that have already been commenced, and, except for the foregoing activities, Emmaus will terminate any existing discussions or negotiations with, and shall cease to provide information to or otherwise cooperate with, any party other than Generex and its representatives with respect to any agreement, letter of intent or agreement in principle concerning any merger, joint venture, recapitalization, reorganization, sale of substantial assets, sale of any shares of capital stock, investment or similar transaction involving Emmaus or any of its subsidiaries or divisions.

Post-Closing Management

The LOI contemplates that, upon the Closing, Dr. Yutaka Niihara will be elected Generex’s executive chairman, Emmaus’ directors will continue as directors of Emmaus for 3 years, and a representative of Generex will be elected as a director, and that Generex will enter into a voting agreement with certain other major stockholders of Emmaus that it will vote with such major stockholders to preserve such composition of the board of directors for 3 years or until a spin off (as described above) occurs.

The foregoing description of the  LOI is not complete and is qualified in its entirety by reference to the LOI, which is filed as Exhibit 99.1 to this report and incorporated herein by reference. The LOI, and the foregoing description of the LOI, have been included to provide investors and our stockholders with information regarding the terms of the LOI.

The information furnished under this Item 1.01 shall not be deemed filed with the U.S. Securities and Exchange commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in Exhibit 99.1 shall not be incorporated by reference into any filing we make regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and documents attached hereto contain forward-looking information related to Generex, Emmaus and the Proposed Acquisition of Emmaus by Generex that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as  “plans,” “anticipates,” “expects,” “intends,” “future,” “may,” “will,” “could”  or similar expressions. Forward-looking statements in this document include, among other things, statements about the conditions to be satisfied for the Proposed Acquisition to be consummated, Emmaus’ and Generex’s plans, objectives, expectations and intentions, the financial condition and business of Emmaus and Generex, Emmaus’ products, their development and anticipated approval in the U.S., and the anticipated timing of closing of the Proposed Acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Proposed Acquisition in the anticipated timeframe or at all, including uncertainties as to the possibility that the Proposed Acquisition does not close; risks related to the ability to realize the anticipated benefits of the Proposed Acquisition, including the possibility that the expected benefits from the Proposed Acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the Proposed Acquisition on the market price of Emmaus’ and/or Generex’s common stock; unknown liabilities; the risk of litigation and/or regulatory actions related to the Proposed Acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development; whether and when any drug applications may be filed in any jurisdictions for any indications or any additional indications for Emmaus’ products; whether and when the FDA or any other applicable regulatory authorities may approve any such applications, which will depend on its assessment of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted; decisions by the FDA or other regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of Emmaus’ products and pipeline assets; and competitive developments. Other factors that may cause actual results to differ materially include those set forth in the reports that Generex files from time to time with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2015 and quarterly and current reports on Form 10-Q and 8-K.

Many of these factors are beyond Emmaus’ and Generex’s control.  Unless otherwise required by applicable law, Emmaus and Generex disclaim any intention or obligation to update forward-looking statements contained in these documents as the result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter of Intent between Generex Biotechnology Corporation and Emmaus Life Sciences, Inc. dated January 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: January 20, 2017

	By:	/s/ Yutaka Niihara
	Name:	Yutaka Niihara, M.D., MPH
	Title:	Chairman and Chief Executive Officer